Exhibit 10

PLAN OF EXCHANGE

This agreement and Plan of Exchange (the “Plan”) is made as of April 25, 2006, by and between, Diversified Financial Resources Corporation, a Nevada corporation (“Nevada DFRC”) and Diversified Financial Resources Corporation, a Delaware corporation (“Delaware DFRC”). Nevada DFRC and Delaware DFRC are sometimes referred to as the “Parties.”

Recitals

A.
Whereas, the authorized capital stock of Delaware DFRC consists of 10,000,000,000 shares of Common Stock, no stated par value of which 2,381,323 shares are issued and outstanding and 200,000,000 shares of preferred stock, $0.001 pare value of which 12,113,150 shares are issued and outstanding.

B.
Whereas, the authorized capital stock of Nevada DFRC consists of 1,250,000,000 shares of Common Stock, par value of $0.001 of which 1 share is issued and outstanding and 200,000,000 shares of preferred stock, $0.001 par value of which 0 shares are issued and outstanding.

C.
Whereas, the board of directors of the Parties hereto deem it advisable and to the advantage of the Parties that Delaware DFRC’s shareholders exchange their shares of common stock for an equal number of shares of Nevada DFRC’s common stock and that all operations of the Delaware DFRC be and thereby are transferred to Nevada DFRC and the end result of changing the domicile from the State of Delaware to the State of Nevada.

D.	Whereas this Plan of Exchange will have no effect or change in the nature of the business or management of the resulting business operations through the surviving corporation, Nevada DFRC.

Agreement

NOW, THEREFORE, the Parties do hereby adopt this Plan of Exchange as set forth by this agreement and do hereby agree that Delaware DFRC shall in effect merge into Nevada DFRC on the following terms, conditions and provisions:

1. TERMS AND CONDITIONS:

1.1
Exchange. Delaware DFRC shall be merged with and into Nevada DFRC and Nevada DFRC shall be the surviving corporation effective upon the date this Plan of Exchange and any other necessary documents are filed with the Secretary of State for the State of Nevada, (the “Effective Date”).

1.2
Succession. On the Effective Date, Nevada DFRC shall continue its corporate existence under the laws of the State of Nevada and the separate existence and corporate existence of Delaware DFRC, except insofar as it may be continued by operation of law, shall be terminated and cease.

1.3
Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Parties shall be vested in and possessed by Nevada DFRC, subject to all of the disabilities, duties and restrictions of or upon each of the Parties; and all and singular rights, privileges, powers and franchises of each of the Parties, and all property, real, personal and mixed, of each of the Parties, and all debts due to each of the Parties on whatever account, and all things in action or belonging to each of the Parties shall be transferred to and vested in Nevada DFRC and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of Nevada DFRC as they were of the Parties, and the title to any real estate vested by deed or otherwise in either of the Parties shall not revert or be in any way impaired by reason of this Plan of Exchange; provided, however, that the liabilities of the Parties and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of he Parties shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Parties may be prosecuted to judgment as if the Plan of Exchange had not taken place, except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Parties shall attach to Nevada DFRC, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by Nevada DFRC.

1.4
Common Stock of Delaware DFRC and Nevada DFRC. On the Effective Date, by virtue of the Plan of Exchange and without any further action on the part of the Parties or their shareholders, (i) each shares of Common Stock of Delaware DFRC issued and outstanding immediately prior thereto shall be converted into shares of fully paid and nonassessable shares of the Common Stock of Nevada DFRC at a ration of one (1) to one (1), and (ii) each share of Common Stock of Nevada DFRC issued and outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

1.5
Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock or Preferred Stock of Delaware DFRC shall be deemed for all purposes to evidence ownership of and to represent the same number and class of shares of Nevada DFRC into which the shares of Delaware DFRC represented by such certificates have been converted as herein provided and shall be so registered on the books and records of Nevada DFRC and/or its transfer agent(s). The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to Nevada DFRC or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Nevada DFRC evidenced by such outstanding certificate as above provided.

2.	CHARTER DOCUMENT, DIRECTORS AND OFFICERS

2.1
Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Nevada DFRC in effect on the Effective Date shall continue to be the Articles of Incorporation and Bylaws of the surviving corporation, Nevada DFRC.

2.2
Directors. The directors of Nevada DFRC immediately preceding the Effective Date shall become the directors of the surviving corporation, Nevada DFRC and shall serve as such until their successors are duly elected and qualified.

2.3
Officers. The officers of Nevada DFRC immediately preceding the Effective Date shall become the officers of the surviving corporation, Nevada DFRC, on and after the Effective Date to serve at the pleasure of its Board of Directors

3.	MISCELLANEOUS

3.1
Further Assurances. From time to time, and when required by Nevada DFRC or by its successors and assigns, there shall be executed and delivered on behalf of Delaware DFRC such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in Nevada DFRC the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Delaware DFRC and otherwise to carry out the purpose of this Plan of Exchange, and the officers and directors of the surviving corporation are fully authorized in the name and on behalf of Delaware DFRC or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.2
Amendment. At any time before or after approval by the shareholders of Delaware DFRC, this Plan of Exchange may be amended in any manner (except that, after the approval of the Plan of Exchange by the shareholders of Delaware DFRC, the principal terms may not be amended without the further approval of the shareholders of Delaware DFRC) as may be determined in the judgment of the respective Board of Directors of the Parties hereto, to be necessary, desirable or expedient in order to clarify the intention of the Parties hereto or to effect or facilitate the purpose and intent of this Plan of Exchange.

3.3
Conditions. The obligations of the Parties to effect the Plan of Exchange contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Parties in its sole discretion to the extent permitted by law): the Plan of Exchange shall have been approved by the shareholders of Delaware DFRC in accordance with applicable provisions of the law of the State of Delaware and any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of Delaware DFRC to be material to consummation of the Plan of Exchange shall have been obtained.

3.4
Abandonment or Deferral. At any time before the Effective Date, this Plan of Exchange may be terminated and the plan abandoned by the Board of Directors of either Party or both, notwithstanding the approval of this Plan of Exchange by the shareholders of Delaware DFRC or Nevada DFRC, or the consummation of the Plan of Exchange may be deferred for a reasonable period of timeif, in the opinion of the Board of Directors of both parties hereto, such action would be in the best interest of such the Parties. In the event of termination of this Plan of Exchange, this agreement shall become void and of no effect and there shall be no liability on the part of either Party or their respective Board of Directors, or shareholders, with respect thereto, except that Delaware DFRC shall pay all expenses incurred in connection with the Plan of Exchange or in respect of this Plan of Exchange or relating thereto.

3.5	Counterparts. In order to facilitate the filing and recording of this Plan of Exchange, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Plan of Exchange, having been first duly approved by the Board of Directors of Delaware DFRC and Nevada DFRC, is hereby executed on behalf of each said corporation and attested by their respective officers signature herein below and as duly authorized.

DIVERSIFIED FINANCIAL RESOURCES CORPORATION-a Nevada Corporation

By:_____________________________
     Elson Soto, Jr., President and Director

DIVERSIFIED FINANCIAL RESOURCES CORPORATION-a Delaware Corporation

By:_____________________________
     Elson Soto, Jr., President and Director